SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 3, 2004

BMC Industries, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	1-8467	41-0169210
(State of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

7000 Sunwood Drive
Ramsey, Minnesota		55303
(Address of principal executive offices)		(Zip Code)

(763) 506-9000
(Registrant's telephone number)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On November 3, 2004, the Registrant reported that it has completed the sale of substantially all of the assets of its Vision-Ease Lens business, including certain foreign subsidiaries, to Insight Equity A.P. X, LP ("Insight Equity"), a Texas-based limited partnership.  The sale was approved by the Bankruptcy Court in August 2004.  The net proceeds from the sale of the Vision-Ease assets will be used to repay any outstanding debtor-in-possession financing and a portion of the outstanding indebtedness under its senior secured credit facility.

BMC had previously announced on June 23, 2004, that the company and its domestic subsidiaries had filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in the U.S. Bankruptcy Court for the District of Minnesota.  For more information on documents filed in connection with these bankruptcy proceedings, please go to www.mnb.uscourts.gov.

A press release announcing the sale was issued on November 3, 2004, a copy of which is being filed as Exhibit 99.1 to this Form 8-K and which is incorporated herein by reference in its entirety.

Item 9.01.	Financial Statements and Exhibits.

(c)	The following exhibits are filed as part of this report:

Exhibit No.

99.1	Press Release issued by BMC Industries, Inc., dated November 3, 2004

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BMC INDUSTRIES, INC.

Dated: November 4, 2004	By:	/s/Bradley D. Carlson
Bradley D. Carlson
	Its:	Treasurer

EXHIBIT INDEX

Exhibit	Description	Method of Filing

99.1	Press Release issued by BMC Industries, Inc., dated November 3, 2004	Electronic Transmission